Exhibit 10.26

Haynes International, Inc.
1020 West Park Avenue
P.O. Box 9103
Kokomo, Indiana 46904-9013
765-456-6000 / Fax: 765-456-6905

,	20

FORM OF
HAYNES INTERNATIONAL, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

Dear	:

The Compensation Committee of the Board of Directors of Haynes International, Inc. (the “Company”) on                                  , 20       (“Date of Grant”) has granted you an option (the “Option”) to purchase                                Shares of the Company’s Common Stock, $0.001 par value, pursuant to the Haynes International, Inc. 2007 Stock Option Plan, dated as of January 18, 2007 (the “Plan”), upon the following terms and conditions of this Nonqualified Stock Option Agreement (“Agreement”):

1.             PURCHASE PRICE OF THE OPTION.  The purchase price of the Shares subject to the Option is $                        per Share which is equal to the Fair Market Value per Share as of the Date of Grant.  You must pay this purchase price by personal or bank cashier’s check at the time the Option is exercised; provided, however, that, with the approval of the Committee, you may exercise the Option by (i) tendering to the Company certificates representing whole Shares owned by you duly endorsed for transfer, or (ii) surrendering a sufficient portion of the vested Option based on the difference between the exercise price of the Option and the Fair Market Value at the time of exercise of the Shares subject to the Option, or (iii) any combination of (i) and/or (ii) and cash, together having a Fair Market Value equal to the exercise price of the Shares with respect to which the Option is exercised.  For this purpose, any Shares so tendered or withheld shall be deemed to have a Fair Market Value as determined under the Plan.

To exercise the Option, you must send written notice to the Committee at the address provided in SECTION 11 of this Agreement.  Such notice shall (1) state the number of Shares being purchased pursuant to the Option; (2) be signed by the person or persons exercising the Option; and (3) be accompanied by payment of the full purchase price of such Shares (as provided above).  Certificates evidencing Shares of the Company shall not be delivered to you until an appropriate notice has been delivered and payment has been made.

2.             OPTION TERM AND VESTING.  The term of the Option (the “Option Term”) shall be a period of ten (10) years from the Date of Grant, subject to earlier termination as provided in SECTIONS 3 and 4 or as may be provided in the Plan.  Except as otherwise provided below in SECTIONS 3 or 4 which provide for accelerated vesting under certain circumstances, the Option shall become exercisable with respect to 33-1/3 percent of the total number of Shares covered by the Option on the first anniversary of the Date of Grant and with respect to an additional 33-1/3 percent on each of the second anniversary and the third anniversary of the Date of Grant, respectively.  When the Option becomes exercisable with respect to any Shares, those Shares may be purchased at any time, or from time to time, in whole or in part, until the Option Term expires, subject to the terms of this Agreement and the Plan.

3.             TERMINATION OF EMPLOYMENT OR SERVICE.

(a)           Notwithstanding the vesting schedule set forth in SECTION 2, if you cease to be an Employee or a Non-Employee Director (as applicable) of the Company or a Subsidiary (as applicable) due to a Termination for Cause, all outstanding Options whether vested or unvested shall be void and deemed to be forfeited upon the date your employment or service ceases and shall not be exercisable to any extent whatsoever.

(b)           If you cease to be an Employee or a Non-Employee Director (as applicable) of the Company or a Subsidiary (as applicable) for any reason other than Cause, death, Disability or Retirement, the unvested portion of the Option shall terminate immediately and the vested portion of the Option that is exercisable as of the date employment ceases shall remain exercisable for thirty (30) days following such termination, but not later than the expiration of the Option Term.  If you do not exercise the Option during such period, the Option shall be void and deemed to have been forfeited upon the expiration of such period and shall be of no further force or effect.

(c)           If you cease to be an Employee or a Non-Employee Director (as applicable) of the Company or a Subsidiary (as applicable) by reason of your death or Disability, the unvested portion of the Option shall immediately vest and become exercisable and the Option shall remain exercisable for six (6) months following the date of death or Disability, but not later than the expiration of the Option Term.  If you, or your authorized representative in the case of death, do(es) not exercise the Option during such period, the Option shall be void and deemed to have been forfeited upon the expiration of such period and shall be of no further force or effect.

(d)           If you cease to be an Employee or a Non-Employee Director (as applicable) of the Company or a Subsidiary (as applicable) by reason of your Retirement, the unvested portion of the Option shall terminate immediately, and the vested portion of the Option that is exercisable as of the date your employment or service ceases shall remain exercisable for six (6) months following the date of such Retirement, but not later than the expiration of the Option Term.  If you do not exercise the Option during such period, the Option shall be void and deemed to have been forfeited upon the expiration of such period and shall be of no further force or effect.

(e)           If you cease to be an Employee or a Non-Employee Director (as applicable) of the Company or a Subsidiary (as applicable) by reason of your Disability or death and only if price quotations for the Shares are not available on any exchange or national market system, you or the beneficial holder of the Option, as the case may be, shall have the right during the exercise period provided in SECTION 3(c) above to demand that the Company purchase the vested portion of the Option from you, or such beneficial holder, at a value equal to the difference between the Fair Market Value of the Shares subject to the Option and the exercise price of such Option.

4.             ADJUSTMENT; CHANGE IN CONTROL.

(a)           The Option may be adjusted or terminated in any manner as contemplated in the Plan.

(b)           Unless the Committee determines otherwise in accordance with the terms of the Plan, upon the occurrence of a Change in Control all Options shall become exercisable as and to the extent set forth in Section 11 of the Plan.

(c)           Except as provided herein, the Option may be exercised in whole at any time or in part at any time to the extent that the Shares under the Option are then exercisable.  In no event, however, may the Option be exercised after the expiration of the Option Term, as described in SECTION 6 below.

5.             TRANSFER RESTRICTIONS.  The Option is non-transferable otherwise than by will or the laws of descent and distribution.  It may be exercised only by you, or if you die, by your executor, administrator, or person(s) to whom the Option is transferred by will or the laws of descent and distribution in accordance with SECTION 3.

6.             EXPIRATION OF AGREEMENT.  All rights to exercise the Option shall expire, in any event, upon the expiration of the Option Term.

7.             SHARE CERTIFICATES.  Certificates evidencing Shares issued upon any exercise of the Option may bear a legend setting forth among other things such restrictions on the disposition or transfer of the Shares as the Company may deem appropriate to comply with federal and state securities laws.

8.             IMPACT OF AGREEMENT ON YOUR EMPLOYMENT OR SERVICE.  Nothing contained in this Agreement or the Plan shall restrict the right of the Company or any of its Subsidiaries to terminate your employment or service at any time with or without Cause subject to any written employment agreement.

9.             AGREEMENT IS SUBJECT TO PLAN.  This Agreement is subject to all terms, provisions, and conditions of the Plan, which is incorporated herein by reference and to such regulation as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions, and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

10.           NATURE OF OPTION.  This Agreement is intended to grant a Nonqualified Option.

11.           NOTICE.  All notices by you to the Company and your exercise of the Option shall be addressed to Haynes International, Inc., 1020 West Park Avenue, P.O. Box 9013, Kokomo, IN 46902, ATTENTION: Compensation Committee, or such other address as the Company may, from time to time specify.

12.           SECURITIES LAWS.  Notwithstanding anything contained in this Agreement or in the Plan to the contrary, the Option may not be exercised until all applicable federal and state securities requirements pertaining to the offer and sale of the securities issued pursuant to the Plan have been met and the Company has been advised by counsel satisfactory to the Company that all applicable requirements have been met.  If requested by the Committee, you agree to deliver to the Company such signed representations and covenants as may be necessary, satisfactory to the Company in the opinion of counsel, for compliance with applicable federal and state securities laws and such other instruments and agreements as the Committee may reasonably request.

13.           WITHHOLDING.  The Company shall have the right to withhold from your regular cash compensation, if any, or from any payments under this Agreement, or require you to submit, amounts sufficient to satisfy any federal, state, or local income or employment tax withholding requirements arising from your exercise of any rights under this Agreement or make such other arrangements satisfactory to the Company with regard to such taxes, including the withholding of Shares of common stock that are subject to the Option, at such time as the Company deems necessary or appropriate for compliance with such laws.

14.           DEFINITIONS.  All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

Very truly yours,

HAYNES INTERNATIONAL, INC.

Chairman of the Board

ACCEPTANCE OF NONQUALIFIED STOCK OPTION AGREEMENT

I hereby accept the terms and provisions of this Nonqualified Stock Option Agreement, dated                 , 20     (“Agreement”), and the Haynes International, Inc. (“Company”) 2007 Stock Option Plan dated as of January 18, 2007 (“Plan”).  I acknowledge that I have received a copy of the Plan, and I am familiar with the terms and provisions of the Plan and the Agreement.  I agree to accept as binding, conclusive, and final all decisions and interpretations of the Company’s Board of Directors and Committee upon any questions arising under the Plan or this Agreement.

Dated this           day of                                  , 20   .

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